Oportun Reports Third Quarter 2023 Financial Results
Record revenue of $268 million, 7% year-over-year growth

Quarterly operating expense of $123 million, lowest in two years

Two new personal loan financing agreements totaling up to $267 million executed

$80 million in additional annualized operating expense reductions, streamlining product suite

SAN CARLOS, CA – November 6, 2023 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun”, or the "Company") today reported financial results for the third quarter ended September 30, 2023.

"Oportun's performance reflected record revenue and our lowest quarterly operating expenses in two years," said Raul Vazquez, CEO of Oportun. "Our top-line remained resilient, growing 7% despite originations declining by 24%, as we prioritized quality over quantity of loans, while our operating expenses declined markedly year-over-year and 10% sequentially. That being said, I'm disappointed that the impact of fair value adjustments and higher interest expense caused us to fall short of our Adjusted EBITDA expectations. We are taking additional decisive actions to substantially enhance shareholder returns, including further cost reductions intended to achieve $105 million in quarterly run rate expenses by the end of 2024. We are also streamlining our product suite by exploring strategic options relating to our credit card portfolio and sunsetting our embedded finance partnership with Sezzle, as well as our investing and retirement products. Backed by two new personal loan financing agreements with primary funding partners totaling up to $267 million, we're well positioned for profitable, sustainable growth in service of our members."

Third Quarter 2023 Results

Metric	GAAP		Adjusted[1]
	3Q23	3Q22	3Q23	3Q22
Total revenue	$268	$250
Net income (loss)	$(21)	$(106)	($18)	$8.4
Diluted EPS	$(0.55)	$(3.21)	$(0.46)	$0.25
Adjusted EBITDA			$16	$(6.2)
Dollars in millions, except per share amounts.

Business Highlights

◦Members were 2.1 million, an increase of 13% compared to the prior-year quarter
◦Products were 2.3 million, an increase of 14% compared to the prior-year quarter
◦Aggregate Originations were $483M, down 24% compared to the prior-year quarter
◦Managed Principal Balance at End of Period was $3.23B, down 4% compared to the prior-year quarter
◦Annualized Net Charge-Off Rate of 11.8% as compared to 9.8% for the prior-year quarter and 12.5% in the prior quarter
◦30+ Day Delinquency Rate of 5.5% as compared to 5.4% for the prior-year quarter

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP to GAAP measures.

Financial and Operating Results

All figures are as of or for the quarter ended September 30, 2023, unless otherwise noted.

Operational Drivers

Members – Members as of the end of the third quarter grew to 2.1 million, up 13% from 1.9 million as of the end of the prior-year quarter.

Products – Products as of the end of the third quarter grew to 2.3 million, up 14% from 2.0 million as of the end of the prior-year quarter.

Originations – Aggregate Originations for the third quarter were $483 million, a decrease of 24% as compared to $634 million in the prior-year quarter. The decrease was primarily driven by fewer loans originated due to the Company tightening its credit underwriting standards and focusing lending toward existing and returning members to improve credit outcomes.

Financial Results

Revenue – Total revenue for the third quarter was $268 million, an increase of 7% as compared to $250 million in the prior-year quarter. The increase was primarily attributable to higher interest income due to growth in the Company's Average Daily Principal Balance and higher portfolio yield, along with non-interest income associated with the Savings product. Net revenue for the third quarter was $85 million, a decrease of 42% as compared to net revenue of $147 million in the prior-year quarter. Net revenue declined from the prior-year quarter due to increased interest expense and less favorable net change in fair value, which includes the impact of higher charge-offs, partially offset by increased revenue.

Operating Expense and Adjusted Operating Expense – For the third quarter, total operating expense was $123 million, a decrease of 53% as compared to $259 million in the prior-year quarter. The decrease is attributable to the $108 million goodwill impairment charge in the prior-year quarter and a combined set of initiatives announced in February and May anticipated to deliver $126 to $136 million in annualized expense savings. Adjusted Operating Expense, which excludes stock-based compensation expense and certain non-recurring charges, decreased 19% year-over-year to $110 million.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $21 million as compared to a net loss of $106 million in the prior-year quarter. The increase in net income is attributable to the goodwill impairment charge in the prior-year quarter and a combined set of initiatives in February and May anticipated to deliver $126 to $136 million in annualized expense savings. Adjusted Net Loss was $18 million as compared to Adjusted Net Income of $8.4 million in the prior-year quarter. The decrease in Adjusted Net Income is attributable to decreased net revenue, partially offset by lower operating expenses.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, were both $0.55 for the three months ended September 30, 2023. GAAP net loss per share, basic and diluted, were both $3.21 in the prior-year quarter. Adjusted Earnings Per Share was $(0.46) as compared to $0.25 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $16 million, up from a $6.2 million loss in the prior-year quarter.

Credit and Operating Metrics

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the quarter was 11.8%, compared to 9.8% for the prior-year quarter.

30+ Day Delinquency Rate – The Company's 30+ Day Delinquency Rate was 5.5% at the end of the quarter, compared to 5.4% at the end of the prior-year quarter and 5.3% in prior-quarter. 30+ Day Delinquency Rates are presented on page 8 of the Company's Earnings Presentation available at investor.oportun.com.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the quarter was 46% as compared to 104% in the prior-year quarter. Adjusted Operating Efficiency for the third quarter was 41%, as compared to 54% in the prior-year quarter. Adjusted Operating Efficiency excludes stock-based compensation expense and certain non-recurring charges, such as the Company's workforce optimization expenses, and acquisition and integration related expenses. The improvement in Operating Efficiency is primarily attributable to the goodwill impairment charge in the prior-year quarter. Adjusted Operating Efficiency reflects the Company growing its revenue while exercising strong expense discipline to reduce operating expenses.

Return On Equity ("ROE") and Adjusted ROE – ROE for the quarter was (19)%, as compared to (70)% in the prior-year quarter.  The improvement is attributable to the goodwill impairment charge in the prior-year quarter. Adjusted ROE for the quarter was (16)%, as compared to 5.6% in the prior-year quarter.

Other Products

Secured personal loans – As of September 30, 2023, the Company had a secured personal loan receivables balance of $124 million, up 6% from $116 million at the end of the third quarter 2022.

Credit card receivables – As of September 30, 2023, the Company had a credit card receivables balance of $117 million, down 10% from $131 million at the end of the third quarter 2022.

Funding and Liquidity

As of September 30, 2023, total cash was $200 million, consisting of cash and cash equivalents of $82 million and restricted cash of $118 million. Cost of Debt and Debt-to-Equity were 6.8% and 6.6x, respectively, for and at the end of the third quarter 2023 as compared to 3.9% and 5.2x, respectively, for and at the end of the prior-year quarter. As of September 30, 2023, the Company had $247 million of undrawn capacity on its existing $600 million personal loan warehouse line. The Company's personal loan warehouse line is committed through September 2024. As of September 30, 2023, the Company had $48 million of undrawn capacity on its existing $120 million credit card warehouse line. The Company's credit card warehouse line is committed through December 2024.

On October 20, 2023, the Company borrowed $197 million under a new private structured financing facility with Castlelake, its affiliates and other investors. The facility has a two-year revolving period.

On November 2, 2023, the Company entered into a forward flow whole loan sale agreement with an institutional investor. Pursuant to the agreement, the Company is expected to sell up to $70 million of its unsecured personal loan originations for an initial term of twelve months.

Financial Outlook for Fourth Quarter and Full Year 2023

Oportun is providing the following guidance for 4Q 2023 and full year 2023 as follows:

	4Q 2023	Full Year 2023
Total Revenue	$260 - $265 M	$1,054 - $1,059 M
Annualized Net Charge-Off Rate	12.3% +/- 15 bps	12.2% +/- 10 bps
Adjusted EBITDA	$5 - $10 M	$0.5 - $5.5 M

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss third quarter 2023 results at 5:00 p.m. ET (2:00 p.m. PT) today. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. The dial-in number for the conference call is 1-866-604-1698 (toll-free) or 1-201-389-0844 (international). Participants should call in 10 minutes prior to the scheduled start time. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay of the call will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Adjusted Net Income (Loss), Adjusted EPS, Adjusted EBITDA, Adjusted Operating Efficiency, Adjusted Operating Expense and Adjusted Return on Equity ("ROE"), which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven fintech that puts its 2.1 million members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $17.2 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance, results of operations and financial position; statements related to the effectiveness of the Company’s cost reduction measures and the impacts on the Company's business; the anticipated size, timing and effectiveness of operational efficiencies; strategic options regarding our credit card portfolio; our planned products and services; the ability to access diverse sources of capital; the Company's expectations regarding the sale of certain personal loan originations; achievement of the Company's strategic priorities and goals; the Company's expectations regarding macroeconomic conditions; the Company's profitability and future growth opportunities; the Company's expectations regarding the effect of tightening its underwriting standards on credit outcomes and the effect of fair value mark-to-market adjustments on its loan portfolio and asset-backed notes; the Company's fourth quarter and full year 2023 outlook; and the Company's expectations related to future profitability on an adjusted basis, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “anticipate,” “project,” “outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, and include, but are not limited to, Oportun's ability to retain existing members and attract new members; Oportun's ability to accurately predict demand for, and develop, new and commercially viable financial products and services; the effectiveness of Oportun's A.I. model; macroeconomic conditions, including rising inflation and market interest rates; increases in loan non-payments, delinquencies and charge-offs; Oportun's ability to increase market share and enter into new markets; Oportun's ability to realize the benefits from acquisitions and integrate acquired technologies, including the Digit acquisition; the risk of security breaches or incidents affecting the Company's information technology systems or those of the Company's third-party vendors or service providers; Oportun’s ability to successfully offer loans in additional states; Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry; changes in Oportun's ability to obtain additional financing on acceptable terms or at all; and Oportun's potential need to seek additional strategic alternatives, including restructuring or refinancing its debt, seeking additional debt or equity capital, or reducing or delaying its business activities. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com

Media Contact
Usher Lieberman
(650) 769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Interest income	$243.3	$232.1	$721.3	$632.0
Non-interest income	25.0	18.0	73.0	58.6
Total revenue	268.2	250.1	794.3	690.6
Less:
Interest expense	47.0	26.7	127.4	57.5
Net decrease in fair value	(136.1)	(76.4)	(458.3)	(135.9)
Net revenue	85.1	147.0	208.6	497.2

Operating expenses:
Technology and facilities	52.7	56.1	164.7	158.1
Sales and marketing	18.9	21.8	57.2	88.7
Personnel	28.6	40.0	96.7	114.5
Outsourcing and professional fees	10.5	18.6	34.2	50.1
General, administrative and other	11.9	14.4	52.1	44.7
Goodwill impairment	—	108.5	—	108.5
Total operating expenses	122.5	259.3	404.9	564.6

Income (loss) before taxes	(37.4)	(112.4)	(196.4)	(67.4)
Income tax expense (benefit)	(16.2)	(6.5)	(58.2)	2.0
Net loss	$(21.1)	$(105.8)	$(138.1)	$(69.3)

Diluted Earnings (Loss) per Common Share	$(0.55)	$(3.21)	$(3.80)	$(2.12)
Diluted Weighted Average Common Shares	38,283,071	33,010,107	36,333,570	32,688,988

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	September 30,	December 31,
	2023	2022
Assets
Cash and cash equivalents	$81.9	$98.8
Restricted cash	117.8	105.0
Loans receivable at fair value	2,940.9	3,143.7
Interest and fees receivable, net	29.0	31.8
Capitalized software and other intangibles	127.3	139.8
Right of use assets - operating	23.2	30.4
Other assets	109.9	64.2
Total assets	$3,429.9	$3,613.7

Liabilities and stockholders' equity
Liabilities
Secured financing	$423.2	$317.6
Asset-backed notes at fair value	1,958.3	2,387.7
Asset-backed borrowings at amortized cost	244.4	—
Acquisition and corporate financing	268.1	222.9
Lease liabilities	30.9	37.9
Other liabilities	63.7	100.0
Total liabilities	2,988.6	3,066.1
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	579.7	547.8
Retained earnings (accumulated deficit)	(132.0)	6.1
Treasury stock	(6.3)	(6.3)
Total stockholders’ equity	441.4	547.6
Total liabilities and stockholders' equity	$3,429.9	$3,613.7

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net loss	$(21.1)	$(105.8)	$(138.1)	$(69.3)
Adjustments for non-cash items	138.2	209.3	446.3	308.6
Proceeds from sale of loans in excess of originations of loans sold and held for sale	2.1	0.1	5.6	6.2
Changes in balances of operating assets and liabilities	(12.1)	(35.9)	(27.3)	(86.1)
Net cash provided by operating activities	107.1	67.7	286.5	159.3

Cash flows from investing activities
Net loan principal repayments (loan originations)	(79.8)	(264.0)	(165.7)	(1,123.6)
Proceeds from loan sales originated as held for investment	1.1	0.7	2.8	247.9
Capitalization of system development costs	(6.4)	(13.2)	(25.2)	(36.8)
Other, net	(0.2)	(1.3)	(1.2)	(3.4)
Net cash used in investing activities	(85.3)	(277.9)	(189.4)	(915.9)

Cash flows from financing activities
Borrowings	245.9	918.8	516.1	2,654.8
Repayments	(269.7)	(569.4)	(615.0)	(1,810.8)
Net stock-based activities	(0.6)	(0.9)	(2.3)	(8.2)
Net cash provided by (used in) financing activities	(24.4)	348.5	(101.3)	835.8

Net increase (decrease) in cash and cash equivalents and restricted cash	(2.7)	138.4	(4.2)	79.2
Cash and cash equivalents and restricted cash beginning of period	202.3	133.9	203.8	193.0
Cash and cash equivalents and restricted cash end of period	$199.6	$272.2	$199.6	$272.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Members (Actuals)	2,098,172	1,858,335	2,098,172	1,858,335
Products (Actuals)	2,259,464	1,981,310	2,259,464	1,981,310
Aggregate Originations (Millions)	$482.7	$634.2	$1,375.8	$2,312.5
30+ Day Delinquency Rate (%)	5.5%	5.4%	5.5%	5.4%
Annualized Net Charge-Off Rate (%)	11.8%	9.8%	12.1%	9.0%
Return on Equity (%)	(18.6)%	(70.1)%	(37.3)%	(16.1)%
Adjusted Return on Equity (%)	(15.5)%	5.6%	(28.0)%	15.0%

Oportun Financial Corporation
OTHER METRICS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Managed Principal Balance at End of Period (Millions)	$3,231.0	$3,351.5	$3,231.0	$3,351.5
Owned Principal Balance at End of Period (Millions)	$2,927.9	$2,969.7	$2,927.9	$2,969.7
Average Daily Principal Balance (Millions)	$2,967.7	$2,903.9	$3,010.1	$2,633.2

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

This press release dated November 6, 2023 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in this press release to the most directly comparable financial measures prepared in accordance with GAAP.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Adjusted EBITDA
The Company defines Adjusted EBITDA as net income, adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted EBITDA is an important measure because it allows management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense, as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company believes it is useful to exclude the impact of interest expense associated with the Company's corporate financing facilities, as it views this expense as related to its capital structure rather than its funding.
•The Company excludes the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our corporate financing facilities.
•The Company also reverses origination fees for Loans Receivable at Fair Value, net. The Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income
The Company defines Adjusted Net Income as net income adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and The Company's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and certain non-recurring charges.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges because it does not believe that these items reflect its ongoing business operations. Other non-recurring charges include litigation reserve, impairment charges, debt amendment and warrant amortization costs related to our Corporate Financing facility.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency and Adjusted Operating Expense
The Company defines Adjusted Operating Efficiency as Adjusted Operating Expense divided by total revenue. The Company defines Adjusted Operating Expense as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges, such as expenses associated with our workforce optimization, acquisition and integration related expenses and other non-recurring charges. Other non-recurring charges include litigation reserve, impairment charges, and debt amendment costs related to our Corporate Financing facility. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficiently the Company is managing costs relative to revenue. The Company believes Adjusted Operating Expense is an important measure because it allows management, investors and Oportun's board of directors to evaluate and compare its operating costs from period to period, excluding the impact of non-cash, stock-based compensation expense and certain non-recurring charges.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by average stockholders’ equity. Average stockholders’ equity is an average of the beginning and ending stockholders’ equity balance for each period. The Company believes Adjusted ROE is an important measure because it allows management, investors and its board of directors to evaluate the profitability of the business in relation to its stockholders' equity and how efficiently it generates income from stockholders' equity.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2023	2022	2023	2022
Net income (loss)	$(21.1)	$(105.8)	$(138.1)	$(69.3)
Adjustments:
Income tax expense (benefit)	(16.2)	(6.5)	(58.2)	2.0
Interest on corporate financing (1)	11.5	0.9	26.5	0.9
Depreciation and amortization	11.0	9.2	32.2	25.3
Stock-based compensation expense	4.3	7.1	13.2	20.8
Workforce optimization expenses	0.5	0.2	15.7	1.9
Acquisition and integration related expenses	6.9	8.1	21.0	22.4
Other non-recurring charges (1)	1.6	108.5	4.7	111.2
Origination fees for Loans Receivable at Fair Value, net	0.8	(6.3)	(14.5)	(17.7)
Fair value mark-to-market adjustment	16.5	(21.4)	93.2	(74.1)
Adjusted EBITDA	$15.6	$(6.2)	$(4.5)	$23.3

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income	2023	2022	2023	2022
Net income (loss)	$(21.1)	$(105.8)	$(138.1)	$(69.3)
Adjustments:
Income tax expense (benefit)	(16.2)	(6.5)	(58.2)	2.0
Stock-based compensation expense	4.3	7.1	13.2	20.8
Workforce optimization expenses	0.5	0.2	15.7	1.9
Acquisition and integration related expenses	6.9	8.1	21.0	22.4
Other non-recurring charges (1)	1.6	108.5	4.7	111.2
Adjusted income before taxes	(24.1)	11.5	(141.8)	88.9
Normalized income tax expense	(6.5)	3.1	(38.3)	24.0
Adjusted Net Income	$(17.6)	$8.4	$(103.5)	$64.9

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Operating Efficiency	2023	2022	2023	2022
Operating Efficiency	45.7%	103.7%	51.0%	81.8%
Total Revenue	$268.2	$250.1	$794.3	$690.6

Total Operating Expense	$122.5	$259.3	$404.9	$564.6
Adjustments:
Stock-based compensation expense	(4.3)	(7.1)	(13.2)	(20.8)
Workforce optimization expenses	(0.5)	(0.2)	(15.7)	(1.9)
Acquisition and integration related expenses	(6.9)	(8.1)	(21.0)	(22.4)
Other non-recurring charges (1)	(1.3)	(108.5)	(3.9)	(111.2)
Total Adjusted Operating Expense	$109.6	$135.5	$351.1	$408.4

Adjusted Operating Efficiency	40.8%	54.2%	44.2%	59.1%

Note: Numbers may not foot or cross-foot due to rounding.
(1) Certain prior-period financial information has been reclassified to conform to current period presentation.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP Earnings (loss) per Share	2023	2022	2023	2022
Net income (loss)	$(21.1)	$(105.8)	$(138.1)	$(69.3)
Net income (loss) attributable to common stockholders	$(21.1)	$(105.8)	$(138.1)	$(69.3)

Basic weighted-average common shares outstanding	38,283,071	33,010,107	36,333,570	32,688,988
Weighted average effect of dilutive securities:
Stock options	—	—	—	—
Restricted stock units	—	—	—	—
Diluted weighted-average common shares outstanding	38,283,071	33,010,107	36,333,570	32,688,988

Earnings (loss) per share:
Basic	$(0.55)	$(3.21)	$(3.80)	$(2.12)
Diluted	$(0.55)	$(3.21)	$(3.80)	$(2.12)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Earnings (loss) Per Share	2023	2022	2023	2022
Diluted earnings (loss) per share	$(0.55)	$(3.21)	$(3.80)	$(2.12)

Adjusted Net Income	$(17.6)	$8.4	$(103.5)	$64.9

Basic weighted-average common shares outstanding	38,283,071	33,010,107	36,333,570	32,688,988
Weighted average effect of dilutive securities:
Stock options	—	72,714	—	326,702
Restricted stock units	—	101,363	—	208,600
Diluted adjusted weighted-average common shares outstanding	38,283,071	33,184,184	36,333,570	33,224,290

Adjusted Earnings (loss) Per Share	$(0.46)	$0.25	$(2.85)	$1.95

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF FORWARD LOOKING NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	4Q 2023				FY 2023
	Low		High		Low		High
Adjusted EBITDA
Net (loss)*	$(25.4)	*	$(21.8)	*	$(95.6)	*	$(91.9)	*
Adjustments:
Income tax expense (benefit)	(7.3)		(5.9)		(40.3)		(39.0)
Interest on corporate financing	11.5		11.5		38.3		38.3
Depreciation and amortization	11.2		11.2		42.4		42.4
Stock-based compensation expense	5.7		5.7		19.8		19.8
Workforce optimization expenses	7.3		7.3		23.0		23.0
Acquisition and integration related expenses	7.3		7.3		28.4		28.4
Origination fees for loans receivable at fair value, net	(8.2)		(8.2)		(22.7)		(22.7)
Other non-recurring charges	2.9		2.9		7.2		7.2
Fair value mark-to-market adjustment*	*		*		*		*
Adjusted EBITDA	$5.0		$10.0		$0.5		$5.5

* Due to the uncertainty in macroeconomic conditions, we are unable to precisely forecast the fair value mark-to-market adjustments on our loan portfolio and asset-backed notes. As a result, while we fully expect there to be a fair value mark-to-market adjustment which could have an impact on GAAP net income (loss), the net income (loss) number shown above assumes no change in the fair value mark-to-market adjustment.

Note: Numbers may not foot or cross-foot due to rounding.